UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2012

First Horizon National Corporation
(Exact Name of Registrant as Specified in Charter)

TN	001-15185	62-0803242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 MADISON AVENUE MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code - (901) 523-4444

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

          (1) On July 16, 2012, the Board of Directors (“Board”) of First Horizon National Corporation (the “Company”) elected Corydon J. Gilchrist to the Board, effective immediately. Mr. Gilchrist also has been elected to the Board of Directors of First Tennessee Bank National Association (the “Bank”). Mr. Gilchrist will stand for election to the Board of the Company by the shareholders at the Company’s 2013 annual meeting.

               Mr. Gilchrist, age 41, is a private investor and a Chartered Financial Analyst. From 2000 to 2011 he was a portfolio manager and partner at Marsico Capital Management. While at Marsico, Mr. Gilchrist was the sole portfolio manager for Marsico’s 21st Century Fund and the lead portfolio manager for Marsico’s Global Fund. Before joining Marsico, he was a senior analyst and portfolio manager covering emerging markets at The Principal Financial Group.

          (2) There are no arrangements or understandings between Mr. Gilchrist and any other person concerning his selection to be elected to the Board of the Company.

          (3) Mr. Gilchrist has been appointed to serve on the Audit and the Nominating and Corporate Governance Committees of the Company’s and the Bank’s Boards of Directors. Based on its review and application of categorical standards, the Company’s Board determined that Mr. Gilchrist is independent under New York Stock Exchange listing standards.

          (4) The Company, the Bank, and the subsidiaries of each, as applicable, have entered into lending transactions and/or other banking or financial services transactions in the ordinary course of business with the Company’s executive officers, directors, nominees, their immediately family members and affiliated entities, and the persons of which the Company is aware that beneficially own more than 5 percent of the Company’s common stock, and the Company expects to have such transactions in the future. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.

          (5) Mr. Gilchrist will be eligible to participate in the Company’s active compensation plans and programs for non-employee directors. Additional information concerning the Company’s plans and programs for non-employee directors is provided in the following previously-filed material, which is incorporated into this item by reference: the “Director Compensation” section of the Company’s proxy statement for the 2012 annual meeting of shareholders appearing on pages 75-84.

(e) Adoption of New Savings Restoration Plan

          On July 16, 2012, the First Horizon National Corporation Savings Restoration Plan (“Restoration Plan”) was adopted. The Restoration Plan is effective January 1, 2013.

          The Restoration Plan provides to eligible employees the opportunity to defer cash salary in a manner analogous to the Company’s Savings Plan, except that certain tax code limitations on salary are ignored in the Restoration Plan. Eligibility is limited to selected employees, including executive officers, whose annual cash salaries exceed the tax code limit (currently $250,000). The Restoration Plan generally functions like the Savings Plan. Among other things, participants may select the percentage of salary to be deferred, obtain a plan account, and select investments for the account funds from a menu which is broadly similar to that offered under the Savings Plan. Unlike the Savings Plan, however, the Restoration Plan is not a qualified plan under the tax code or ERISA. Accordingly the Restoration Plan has no segregated trust fund holding account assets and the Restoration Plan offers less flexibility to participants than the Savings Plan in several respects, including in terms of ability to make and change elections and in terms of certain types of investments which may be selected. For example, the Restoration Plan, unlike the Savings Plan, offers no option to invest in Company common stock. The Company intends to purchase assets, for its own account, which mimic the investments selected by Restoration Plan participants and therefore mitigate the risks to the Company associated with offering the Restoration Plan.

          The Restoration Plan has been adopted in conjunction with the freezing of the Company’s Pension Plan and its related Pension Restoration Plan, and a related enlargement of the Savings Plan’s Company matching contribution from 50% to 100% of a participant’s contributions (up to 6%), all effective January 1, 2013. These changes are intended to transition the Company away from the financial risks associated with operating a traditional defined-benefit pension plan while continuing to provide a meaningful and competitive contribution to employees’ retirement savings.

          In a related action, the Company’s salary stock unit program has been supplemented to expressly exclude salary stock units from being counted as salary for purposes of the Restoration Plan.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment of Bylaws

          (1) On July 16, 2012, the Company’s Board of Directors amended ARTICLE THREE, Section 3.2 of the Company’s Bylaws. The Bylaws are amended immediately as described below. The amended and restated Bylaws are filed herewith as Exhibit 3.1.

          (2) The amendment to Section 3.2 increases the size of the Company’s Board of Directors from eleven to twelve persons. The increase took effect immediately upon Board approval on July 16, 2012.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit #	Description

3.1	Bylaws of First Horizon National Corporation, as amended and restated July 16, 2012

10.1	Form of First Horizon National Corporation Savings Restoration Plan

10.2	Salary Stock Unit Program, as amended

All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

Date: July 17, 2012	By:	/s/ Clyde A. Billings, Jr.

Senior Vice President, Assistant
General Counsel, and Corporate Secretary

EXHIBIT INDEX

EX-3.1	Bylaws of First Horizon National Corporation, as amended and restated July 16, 2012

EX-10.1	Form of First Horizon National Corporation Savings Restoration Plan

EX-10.2	Salary Stock Unit Program, as amended